Exhibit 99.1
Workday Announces Fiscal 2021 First Quarter Financial Results

First Quarter Total Revenues of $1.02 Billion, Up 23.4% Year Over Year
Subscription Revenue of $882.0 Million, Up 25.8% Year Over Year
Subscription Revenue Backlog of $8.19 Billion, Up 20.5% Year Over Year

PLEASANTON, Calif., May 27, 2020- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2021 first quarter ended April 30, 2020.

First Quarter Fiscal 2021 Results

•Total revenues were $1.02 billion, an increase of 23.4% from the first quarter of fiscal 2020. Subscription revenue was $882.0 million, an increase of 25.8% from the same period last year.
•Operating loss was $144.5 million, or negative 14.2% of revenues, compared to an operating loss of $123.4 million, or negative 15.0% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $130.5 million, or 12.8% of revenues, compared to a non-GAAP operating income of $107.7 million, or 13.1% of revenues, in the same period last year.1
•Net loss per basic and diluted share was $0.68, compared to a net loss per basic and diluted share of $0.52 in the first quarter of fiscal 2020. Non-GAAP net income per diluted share was $0.44, compared to a non-GAAP net income per diluted share of $0.43 in the same period last year.2
•Operating cash flows were $263.7 million compared to $209.2 million in the prior year.
•Cash, cash equivalents, and marketable securities were $2.60 billion as of April 30, 2020.

Comments on the News

“The cloud is playing a critical role in today’s climate, with organizations leaning on Workday to pivot – whether it’s helping employees learn virtually, closing books remotely, or scenario planning to determine what path to take. In many of these situations, our customers are running essential businesses, which we are incredibly grateful for,” said Aneel Bhusri, co-founder and CEO, Workday. “Amidst the current environment, we are pleased with our strong Q1 results, which include several new Fortune 500 customers as well as many virtual go-lives. Our employees never cease to amaze me and despite this entirely new way of remote working, they delivered our most recent release with more than 400 new features and moved Workday Extend to general availability.”

“Despite a challenging environment, we reported solid first-quarter results, which we believe are a direct reflection of the mission-critical nature of our solutions,” said Robynne Sisco, co-president and chief financial officer, Workday. “While we believe we remain well-positioned for the long term, we are reducing our fiscal 2021 subscription revenue guidance to account for the near-term impact from COVID-19. We now expect fiscal 2021 subscription revenue in a range of $3.67 billion to $3.69 billion. We expect second-quarter subscription revenue of $913.0 million to $915.0 million. We are raising our fiscal 2021 non-GAAP operating margin guidance to 16.0%. We remain confident in the fundamental strength of our business model, and we plan to operate with agility while continuing to drive innovation to support sustainable, long-term growth.”

Recent Highlights

•Workday is continuing to prioritize the safety and wellbeing of its community in response to the COVID-19 pandemic. Its efforts include temporarily closing the majority of its global offices, with most employees working remotely; a one-time cash bonus equivalent to two-weeks’ pay – totaling $79 million in additional expense for the company – for the majority of employees; and benefits like expanded back-up care and extended sick leave for those who contract COVID-19.
•Workday had more than 90 virtual customer go-lives – consisting of organizations using Workday as the core system of record for finance and human resources – in the months of March and April, including two organizations with more than 85,000 employees.
•Workday announced that Workday Rising and Workday Rising Europe will move to one global, digital experience on Oct. 7-8, 2020. In addition, Workday hosted Adaptive Live virtually on May 20, with more than 2,500 online attendees.

•Workday’s Co-Founder and CEO Aneel Bhusri volunteered to forgo his equity awards grant during the spring fiscal 2021 annual compensation cycle. His annual base salary remains at the statutory minimum of $65,000 a year.
•Workday made donations to causes on the front lines of the COVID-19 crisis, including donating a combined total of $1.5 million to the Silicon Valley Community Foundation, the Centers for Disease Control and Prevention, and the United Nations Foundation.
•Workday appointed Michael C. Bush, CEO of Great Place to Work Institute, to its board of directors.
•As part of its long-term capital structure strategy, Workday announced the closing of a $750 million term loan and a $750 million revolving credit facility.
•The product portfolio of Adaptive Insights is now Workday Adaptive Planning, reflecting the full integration of the two brands and demonstrating Workday’s ongoing commitment to planning.
•Workday Extend, formerly known as Workday Cloud Platform, is now generally available for customers and partners to build apps that extend existing Workday-delivered applications to meet their unique business needs. Workday Cloud Platform now refers to the broader portfolio of tools and solutions that support extensibility across Workday, including Workday Extend and Workday Integration Cloud.
•Workday delivered Workday 2020 Release 1, which includes key additions in talent optimization, planning, learning, and analytics that help enable customers to better respond to a changing business landscape and initiate a return to the workplace. Key features released include enhanced workforce planning with Workday Adaptive Planning; availability of Workday Assistant, an intuitive chatbot to guide employees; new machine learning-based skills capabilities in Workday Human Capital Management to verify current employee skills and support re-skilling efforts; and new data visualization and benchmarking features with Workday Prism.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2021 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter and full year fiscal 2021 subscription revenue outlook, Workday’s full year fiscal 2021 non-GAAP operating margin, impacts from COVID-19, and Workday’s business model, innovation, and growth. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Scout RFP business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the fiscal year ended January 31, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2020 Workday, Inc. All rights reserved. Workday, Adaptive Insights, and the Workday Logo are trademarks or registered trademarks of Workday, Inc. registered in the United States and elsewhere. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,214,213	$731,141
Marketable securities	1,384,793	1,213,432
Trade and other receivables, net	584,219	877,578
Deferred costs	100,501	100,459
Prepaid expenses and other current assets	166,641	172,012
Total current assets	3,450,367	3,094,622
Property and equipment, net	937,008	936,179
Operating lease right-of-use assets	310,267	290,902
Deferred costs, noncurrent	214,353	222,395
Acquisition-related intangible assets, net	292,592	308,401
Goodwill	1,819,261	1,819,261
Other assets	203,655	144,605
Total assets	$7,227,503	$6,816,365
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,430	$57,556
Accrued expenses and other current liabilities	111,651	130,050
Accrued compensation	274,903	248,154
Unearned revenue	2,012,078	2,223,178
Operating lease liabilities	70,764	66,147
Debt, current	266,137	244,319
Total current liabilities	2,770,963	2,969,404
Debt, noncurrent	1,508,784	1,017,967
Unearned revenue, noncurrent	78,320	86,025
Operating lease liabilities, noncurrent	254,182	241,425
Other liabilities	13,250	14,993
Total liabilities	4,625,499	4,329,814
Stockholders’ equity:
Common stock	235	231
Additional paid-in capital	5,330,170	5,090,187
Accumulated other comprehensive income (loss)	57,526	23,492
Accumulated deficit	(2,785,927)	(2,627,359)
Total stockholders’ equity	2,602,004	2,486,551
Total liabilities and stockholders’ equity	$7,227,503	$6,816,365

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenues:
Subscription services	$881,956	$701,024
Professional services	136,429	124,031
Total revenues	1,018,385	825,055
Costs and expenses (1):
Costs of subscription services	145,263	112,469
Costs of professional services	160,367	130,750
Product development	443,484	347,831
Sales and marketing	318,557	272,936
General and administrative	95,171	84,455
Total costs and expenses	1,162,842	948,441
Operating loss	(144,457)	(123,386)
Other income (expense), net	(10,973)	7,141
Loss before provision for (benefit from) income taxes	(155,430)	(116,245)
Provision for (benefit from) income taxes	2,938	30
Net loss	$(158,368)	$(116,275)
Net loss per share, basic and diluted	$(0.68)	$(0.52)
Weighted-average shares used to compute net loss per share, basic and diluted	232,939	223,309

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$13,892	$10,415
Costs of professional services	22,566	16,150
Product development	122,022	91,237
Sales and marketing	46,950	38,854
General and administrative	31,242	28,579

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(158,368)	$(116,275)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	71,514	61,165
Share-based compensation expenses	236,672	185,235
Amortization of deferred costs	26,060	20,880
Amortization of debt discount and issuance costs	14,840	11,587
Non-cash lease expense	18,369	15,822
Other	4,370	(6,846)
Changes in operating assets and liabilities:
Trade and other receivables, net	290,902	157,379
Deferred costs	(18,060)	(18,485)
Prepaid expenses and other assets	19,977	(5,107)
Accounts payable	(22,382)	1,503
Accrued expenses and other liabilities	(1,504)	21,403
Unearned revenue	(218,707)	(119,098)
Net cash provided by (used in) operating activities	263,683	209,163
Cash flows from investing activities:
Purchases of marketable securities	(553,985)	(471,054)
Maturities of marketable securities	381,398	460,097
Sales of marketable securities	5,279	50,948
Owned real estate projects	(2,487)	(39,634)
Capital expenditures, excluding owned real estate projects	(59,940)	(65,535)
Purchases of non-marketable equity and other investments	(52,250)	(2,200)
Sales and maturities of non-marketable equity and other investments	4,638	—
Other	—	23
Net cash provided by (used in) investing activities	(277,347)	(67,355)
Cash flows from financing activities:
Proceeds from borrowings on term loan, net	497,795	—
Payments on convertible senior notes	(1)	—
Proceeds from issuance of common stock from employee equity plans	3,577	3,455
Other	(2,040)	(93)
Net cash provided by (used in) financing activities	499,331	3,362
Effect of exchange rate changes	(265)	(327)
Net increase (decrease) in cash, cash equivalents, and restricted cash	485,402	144,843
Cash, cash equivalents, and restricted cash at the beginning of period	734,721	642,203
Cash, cash equivalents, and restricted cash at the end of period	$1,220,123	$787,046

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$145,263	$(13,892)	$(9,643)	$—	$—	$121,728
Costs of professional services	160,367	(22,566)	(3,101)	—	—	134,700
Product development	443,484	(122,022)	(12,150)	—	—	309,312
Sales and marketing	318,557	(46,950)	(10,576)	—	—	261,031
General and administrative	95,171	(31,242)	(2,781)	—	—	61,148
Operating income (loss)	(144,457)	236,672	38,251	—	—	130,466
Operating margin	(14.2)%	23.2%	3.8%	—%	—%	12.8%
Other income (expense), net	(10,973)	—	—	14,803	—	3,830
Income (loss) before provision for (benefit from) income taxes	(155,430)	236,672	38,251	14,803	—	134,296
Provision for (benefit from) income taxes	2,938	—	—	—	22,578	25,516
Net income (loss)	$(158,368)	$236,672	$38,251	$14,803	$(22,578)	$108,780
Net income (loss) per share (1)	$(0.68)	$1.02	$0.16	$0.06	$(0.12)	$0.44
(1)GAAP net loss per share is calculated based upon 232,939 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 248,181 diluted weighted-average shares of common stock.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $22.4 million and amortization of acquisition-related intangible assets of $15.8 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$112,469	$(10,415)	$(12,660)	$—	$—	$89,394
Costs of professional services	130,750	(16,150)	(3,459)	—	—	111,141
Product development	347,831	(91,237)	(13,631)	—	—	242,963
Sales and marketing	272,936	(38,854)	(12,834)	—	—	221,248
General and administrative	84,455	(28,579)	(3,298)	—	—	52,578
Operating income (loss)	(123,386)	185,235	45,882	—	—	107,731
Operating margin	(15.0)%	22.5%	5.6%	—%	—%	13.1%
Other income (expense), net	7,141	—	—	11,587	—	18,728
Income (loss) before provision for (benefit from) income taxes	(116,245)	185,235	45,882	11,587	—	126,459
Provision for (benefit from) income taxes	30	—	—	—	21,468	21,498
Net income (loss)	$(116,275)	$185,235	$45,882	$11,587	$(21,468)	$104,961
Net income (loss) per share (1)	$(0.52)	$0.83	$0.21	$0.05	$(0.14)	$0.43
(1)GAAP net loss per share is calculated based upon 223,309 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 245,333 diluted weighted-average shares of common stock.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $26.5 million and amortization of acquisition-related intangible assets of $19.3 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020, we determined the projected non-GAAP tax rate to be 17%. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
+1 (925) 379-6000
Justin.Furby@Workday.com

Media Contact:
Nina Oestlien
+1 (415) 828-3034
Nina.Oestlien@Workday.com